UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 23, 2012

Fastenal Company

(Exact name of registrant as specified in its charter)

Minnesota	0-16125	41-0948415
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2001 Theurer Boulevard, Winona, Minnesota		55987-1500
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (507) 454-5374

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 23, 2012, the Board of Directors (the “Board”) of Fastenal Company (the “Company”) elected, effective immediately, certain new executive officers of the Company and modified the positions and duties of certain existing executive officers of the Company. The following describes these elections and position modifications.

Leland J. Hein, Jr. who is 51 years old, was elected President of the Company to replace and be mentored by Willard D. Oberton, who will continue to serve as Chief Executive Officer of the Company. Mr. Hein originally joined the Company in 1985 and during his tenure he has held various sales and managerial roles, serving as a General Manager, District Manager, Regional Vice President and, most recently, Executive Vice President-Sales of the Company, a position he held from November 2007 until his appointment as President. As Executive Vice President-Sales, Mr. Hein’s responsibilities included sales and operational oversight for the western region of the Company.

Mr. Hein was elected by the Company’s board of directors as President for a term expiring concurrently with the current term of the other executive officers of the Company (or until his successor is duly elected and qualified). Mr. Hein is not related to any other executive officer of the Company or to any of the Company’s directors. There are no arrangements or understandings between Mr. Hein and any other person or persons pursuant to which Mr. Hein was selected as an executive officer of the Company. There are no current or proposed transactions in which Mr. Hein, or any member of his immediate family, has an interest that is required to be disclosed under Item 404(a) of Regulation S-K promulgated by the Securities Exchange Commission.

Nicholas J. Lundquist was elected to serve as Executive Vice President-Operations of the Company. Mr. Lundquist will be serving with James C. Jansen, Executive Vice President-Operations, in various expanding areas of our operations. Mr. Lundquist originally joined the Company in 1979 and during his tenure he has held various positions in the sales and operations functions of the Company. Mr. Lundquist most recently held the position of Executive Vice President-Sales of the Company.

Kenneth R. Nance was elected to serve as Executive Vice President-Sales for the eastern region of the Company to replace Nicholas J. Lundquist. Mr. Nance joined the Company in 1992 and during his tenure he has held various sales and managerial roles in the United States and in the Company’s international operations. Mr. Nance most recently held the position of Regional Vice President of the Company.

Gary A. Polipnick was elected to serve as Executive Vice President-Sales for the western region of the Company to replace Leland J. Hein, Jr. Mr. Polipnick joined the Company in 1983 and during his tenure he has held various sales and managerial roles in the United States Midwest region of the Company’s operations. Mr. Polipnick most recently held the position of Regional Vice President of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FASTENAL COMPANY
(Registrant)

July 24, 2012 (Date)	By	/s/ Daniel L. Florness
Daniel L. Florness Chief Financial Officer